UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K/A
(Amendment No.1)
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2024
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________

Delaware
(State or other jurisdiction of incorporation or organization)
001-37860	81-3434516
(Commission File Number)	(I.R.S. Employer Identification Number)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Varex Imaging Corporation (the “Company”) is filing this amendment (this “Amendment”) to the Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission on December 23, 2024 (the “Original 8-K”) to supplement Item 1.02 of the Original 8-K.

Item 1.02 Termination of a Material Definitive Agreement

As foreshadowed in our Original 8-K, on January 3, 2025, the Company received confirmation from Zions Bancorporation, N.A. DBA Zions Credit Corporation (“Zions”) that the Equipment Credit Agreement dated as of April 26, 2024, by and among the Company, Varex Imaging West, LLC, certain guarantors party thereto and Zions (the “Equipment Credit Agreement”), providing for a secured equipment credit facility of up to $20.0 million, was closed, effective December 20, 2024. The Company terminated the Equipment Credit Agreement since it was no longer needed following the consummation of the offering of the additional senior secured notes on December 20, 2024. There were no amounts outstanding under the Equipment Credit Agreement and no early termination penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: January 3, 2024	By:	/s/ KIMBERLEY E. HONEYSETT
Kimberley E. Honeysett
Senior Vice President, Chief Legal Officer and Corporate Secretary